Exhibit 10.1
Pennichuck Corporation
2009 Equity Incentive Plan
(formerly the Amended and Restated 2000 Stock Option Plan;
amendment and restatement approved by the shareholders on May 6, 2009)
1. Purpose of Plan. The purpose of the Pennichuck Corporation 2009 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Employees of Pennichuck Corporation or any present or future Parent or Subsidiary of Pennichuck Corporation and Directors of Pennichuck Corporation to promote the success of the business by providing for or increasing the proprietary interests of such Employees and Directors in the Company.
2. Definitions. As used herein, the following definitions shall apply:
“Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonstatutory Stock Options or Restricted Stock.
“Board” means the Board of Directors of the Company provided that at least a majority of the Directors are Independent Directors, and if a majority of the Board is not Independent Directors, then Board shall mean a committee comprised solely of Independent Directors.
“Common Stock” means the common stock of the Company, par value $1.00 per share.
“Company” means Pennichuck Corporation, a business corporation organized under the laws of the State of New Hampshire.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Committee appointed by the Board in accordance with Section 4 hereof.
“Continuous Employment” or “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Employment or Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, or in the case of transfers between locations of the Company or any Subsidiary or its Parent.
“Continuous Status as a Director” means the absence of any interruption or termination of service as a Director. Continuous Status as a Director shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board. With respect to a Participant who is both an Employee and a Director, Continuous Status as a Director shall not be considered interrupted solely because such Participant terminates service as an Employee so long as such Participant continues to be a Director without interruption.
“Director” means any member of the Board of Directors of the Company.
“Disinterested Persons” means an administrator of this Plan who is not at the time he or she exercises discretion in administering this Plan eligible, has not at any time within one year prior thereto been eligible, and for one year after so serving will not be eligible, for selection as a person to whom an Award may be granted pursuant to this Plan or any other plan of the Company entitling the participants therein to acquire stock or stock options of the Company.

“Employee” means any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.
“Fiscal Year” means the Company’s fiscal year, which as of the Effective Date was the year ending December 31.
“Effective Date” has the meaning given to such phrase in Section 6(a) of this Plan.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
“Independent Director” means an independent director as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.
“Nasdaq” means the Nasdaq Global Market (or any successor stock exchange on which the Common Stock is principally traded).
“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.
“Optioned Stock” means Common Stock subject to an Option.
“Optionee” means a Participant who receives an Option.
“Overall Share Limit” has the meaning given to such phrase in Section 3(a) of this Plan.
“Parent” means any present or future corporation which would be a “parent corporation” as defined in Subsections 424(e) and (g) of the Code.
“Participant” means a person selected by the Board to receive an Award under this Plan.
“Plan” means this 2009 Equity Incentive Plan.
“Restricted Period” means the period of time selected by the Board during which an award of Restricted Stock may be forfeited to the Company.
“Restricted Stock” means shares of Common Stock awarded to a Participant under Section 9 that are subject to forfeiture.

“Sale of the Company” shall mean the sale of the Company to an independent third party or group of independent third parties pursuant to which such party or parties acquire (i) a majority of the shares of Common Stock; (ii) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the capital stock); or (iii) all or a majority of the Company’s assets determined on a consolidated basis.
“Share” means a share of Common Stock, as adjusted in accordance with Section 10(b) of this Plan.
“Shareholder Approval” has the meaning given to such phrase in Section 6(a) of this Plan.
“Subsidiary” means any present or future corporation which would be a “subsidiary corporation” as defined in Subsection 424 (f) and (g) of the Code.
3. Shares Subject to Plan.
(a) Except as otherwise required by the provisions of Section 10(b) hereof, the maximum number of Shares of Common Stock that in the aggregate may be delivered under or in satisfaction of Awards under this Plan (the “Overall Share Limit”) shall not exceed 500,000.
(b) If any share of Common Stock subject to an Award granted under this Plan should be cancelled, expire, become unexercisable without having been exercised in full or be forfeited, as a result of the termination of the Participant’s employment, voluntary surrender of the Option or Restricted Stock or otherwise, the Shares which were subject thereto shall, unless this Plan shall have been terminated, be immediately added to the Overall Share Limit and shall be available for future Awards under this Plan.
4. Administration of Plan.
(a) Committee. This Plan shall be administered by a Committee consisting of not less than three Disinterested Persons appointed by the Board.
(b) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b)(i) of this Plan, the fair market value of the Common Stock; (ii) to consider and make recommendations to the Board concerning the persons to whom, and the time or times at which, Awards shall be granted, the type or combination of types of Awards to be granted, the number of Shares to be represented by each Award and the conditions and provisions, if any, of each Award, including the purchase price (if any) of any Restricted Stock and the duration of the Restricted Period during which, and the conditions under which, Restricted Stock may be forfeited to or repurchased by the Company; (iii) to interpret this Plan; (iv) to prescribe, amend and rescind rules and regulations relating to this Plan; (v) except as limited by this Plan, or otherwise determined by the Board, to determine the terms, restrictions and provisions of each Award (which need not be identical), including without limitation any restriction on transferability of the Common Stock subject to any Award; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (vii) to accept the surrender of Options and the substitution of new Options in exchange therefor; (viii) to recommend to the Board that the time or times at which any Option may be exercised be accelerated or deferred (with the consent of the Optionee) but in no event beyond the term of the Option under Section 8(a); and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan and to exercise such other power and authority as may be delegated to it by the Board from time to time.
(c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants.

5. Eligibility.
(a) Incentive Stock Options shall be granted by the Board and may be granted only to Employees who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company. In determining the Employees to whom Incentive Stock Options shall be granted, and the number of Shares to be covered by each Incentive Stock Option, the Board shall consider current position, current salary and other compensation, value of services rendered and expected to be rendered, recommendations of senior management and other relevant factors. No Employee who owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary of the Company, may receive an Incentive Stock Option.
The maximum aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year by an Employee under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Company or of any present or future Parent or Subsidiary of the Company, shall not exceed $100,000; to the extent the aggregate fair market value of the Shares exceeds such limit, such Options or portions thereof shall be treated as Nonstatutory Stock Options.
(b) Nonstatutory Stock Options shall be granted by the Board and may be granted to Employees and Directors.
(c) Restricted Stock shall be granted by the Board and may be granted to Employees and Directors.
(d) A person who has been granted an Award may, if otherwise eligible, be granted one or more additional Awards.
(e) Notwithstanding any other provision of this Plan, including without limitation paragraphs (a), (b) and (c) of this Section 5, each Award must be approved by a majority of Independent Directors, provided however, that if a majority of the Board is not comprised of Independent Directors, then each Award shall be approved by a committee comprised solely of Independent Directors.
(f) This Plan shall not confer upon any Participant any right with respect to continuation of employment, nor shall it interfere in any way with his or her right or the Company’s or, where applicable, its Parent’s or a Subsidiary’s right to terminate his or her employment at any time, which right is hereby reserved. Selection for participation in this Plan in one year does not necessarily imply selection in another year.

6. Term of Plan.
(a) This Plan, as amended and restated, became effective on March 11, 2009, the date of its adoption by the Board (“Effective Date”), subject to the approval of this Plan by the shareholders of the Company within 12 months after the Effective Date. This Plan, as amended and restated, shall continue in effect for a term of 10 years (i.e., until March 11, 2019) unless sooner terminated under Section 11 of this Plan. No Option shall be granted after 10 years from the Effective Date. Shareholder approval of this Plan (“Shareholder Approval”) shall be evidenced by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this Plan at a regular or special meeting of shareholders of the Company. If Shareholder Approval is not obtained within twelve (12) months after the Effective Date, this Plan shall automatically terminate, and the Company’s 2000 Stock Option Plan, as amended and restated through but not including the Effective Date, shall remain in full force and effect to the same extent and with the same effect as though this Plan had never been adopted.
(b) Pending Shareholder Approval of this Plan, grants of Options (but not Restricted Stock) may be made by the Board of Directors.
7. Terms of Awards.
Each Award shall be evidenced by a written Award Agreement between the Company and the Participant in such form as the Board or the Committee shall approve, which Award Agreement shall comply in all material respects with and be subject to the terms of this Plan.
8. Options.
(a) Term of Option. The term of each Option, within which it may be exercised, shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. In addition, each Option shall be subject to early termination as provided in this Plan.
(b) Exercise Price and Methods of Payment.
(i) The price per Share at which each Option granted under this Plan may be exercised, whether Incentive Stock Options or Nonstatutory Stock Options, shall not, as to any particular Option, be less than its fair market value at the time such Option is granted. Fair market value shall be determined by the Board in the following manner: (i) if on the date of the granting of an Option, sales prices for the Common Stock are regularly reported on a stock exchange or market, then the price per Share shall be no less than the closing price reported on such exchange or market on the most recent trading day preceding the date such Option is granted or if there are no such sales on said date, then the price per share shall be the mean between the closing bid and asked prices on such date as and if so reported; (ii) if no such sales prices or bid and asked quotations are reported for such date, then the price per share shall be determined as of the next reasonably current, prior date for which such final sales price (if available) or closing bid and asked prices (if no final sales price is reported) are reported; or (iii) if no information is available which satisfies the above requirements, the Committee shall make a good faith determination of fair market value based upon the information reasonably available to it at that time.
(ii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other Shares of Common Stock having a fair market value (determined by the Committee) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

(c) Exercise of Option.
(i) Generally. Any Option granted hereunder shall be exercisable in whole at any time during the term of the Option, or in part (but not as to less than 10 Shares at any one time) from time to time during such term, upon such terms and conditions as determined by the Board at the date of grant and as shall be permissible under the terms of this Plan; provided, however, that subject to subparagraphs (ii), (iii) and (iv) of this Section 8(c), an Incentive Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option and a Nonstatutory Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee or Continuous Status as a Director since the date of the grant of the Option, unless otherwise determined by the Committee, in its sole discretion.
An Option may be exercised, subject to provisions hereof relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price, payable as determined by the Committee consistent with Section 8 (b)(ii) of this Plan. If any portion of the exercise price is paid in Shares, such Shares shall be tendered at their then fair market value as determined by the Committee in accordance with Paragraph 8 (b)(i) hereof.
Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii) Exercise During Employment or directorship or Following Death. Unless otherwise provided in the terms of an Option, and except as provided in subparagraphs (iii) and (iv) below, an Incentive Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option, and a Nonstatutory Stock Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee or Continuous Status as a Director since the date of the grant of the Option, except in each case if his or her Continuous Status as an Employee or Continuous Status as a Director is terminated by reason of death, then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Optionee may be exercised within three (3) months from the date of his or her death (but no later than the date on which such Option would otherwise expire) by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.
(iii) Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while an Employee or a Director, the Committee, in its discretion, may allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one (1) year after the date of termination due to disability, unless either the Option or this Plan otherwise provides for earlier termination.

(iv) Option Rights Upon Termination. If an Optionee ceases to maintain Continuous Status as an Employee or Continuous Status as a Director for any reason other than death or disability, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to be exercised (to the extent exercisable on the date the Participant ceased to maintain Continuous Status as an Employee or Continuous Status as a Director) at any time within three (3) months after such date, unless either the Option or this Plan otherwise provides for earlier termination of the Option.
For purposes of subparagraphs (ii), (iii) and (iv) of this subsection (c) above, the Committee’s determination whether a termination has occurred, and the effective date thereof, shall be final and conclusive with regard to all persons affected thereby.
(d) Incentive Stock Options. Each Incentive Stock Option shall include such terms, conditions and provisions as the Board determines to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor or regulation thereunder. Subject to the limitations of Section 11, and without limiting any other provisions hereof, the Board shall have the power without further approval to amend the terms of this Plan or any awards or agreements thereunder for such purpose.
(e) No Rights as Shareholder. The recipient of any Option under this Plan, unless otherwise provided by this Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other right as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 10(b) of this Plan.
9. Restricted Stock.
(a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock for a purchase price (which may be zero) equal to or less than their par value, subject to certain conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares if the purchase price was zero) if the Participant ceases to maintain Continuous Status as an Employee or Continuous Status as a Director.
(b) Subject to the provisions of this Plan, the Board may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.
(c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as set forth in Section 10(a). Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board or the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificate to the Participant.

(d) Restricted Stock grants may become vested, and not subject to forfeiture, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Board shall decide in each case when Restricted Stock is awarded and specify in the Award Agreement.
(e) Unless otherwise specified in the Award Agreement, in the event of the Sale of the Company all of the shares of Common Stock under a Restricted Stock Award shall, immediately prior to the Sale of the Company, become fully vested, and not subject to forfeiture, for any Participant who is employed by the Company immediately prior to such Sale of the Company.
(f) Unless otherwise specified in the Award Agreement, Restricted Stock grants will be forfeited upon the Participant ceasing to maintain Continuous Status as an Employee or Continuous Status as a Director, except as specified below.
(i) If a Participant’s Continuous Status as an Employee or Continuous Status as a Director is terminated by reason of death or disability, as defined in Section 22(e)(3) of the Code, while an Employee or a Director, then the shares of Common Stock held by such Employee or Director under a Restricted Stock Award shall become fully vested, and not subject to forfeiture, immediately upon such termination of Participant’s Continuous Status as an Employee or Continuous Status as a Director by reason of death or disability.
(g) A Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other condition contained in the Award Agreement.
10. General Provisions Applicable to Awards.
(a) Non-Transferability. No Award and no shares of Common Stock underlying an Award that have not been issued or to which any applicable restriction has not lapsed may be sold, assigned, transferred, pledged or otherwise encumbered (a “Transfer”), other than by will or by the laws of descent and distribution.
(b) Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Award, and the Overall Share Limit, as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award.

(c) Effect of Certain Corporate Events.
In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, and may declare that as of the date specified any Restricted Stock Award shall become vested and not subject to forfeiture.
In the event of a proposed Sale of the Company, or the merger of the Company with or into another corporation, the Board in its sole discretion may (i) accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within the time prescribed by the Board, or the Board may provide for each outstanding Option to be assumed or for an equivalent Option to be substituted by a successor corporation in the transaction; (ii) provide for the purchase of Shares of Restricted Stock upon the Participant’s request for an amount of cash or other property that could have been received upon the realization of the Award had the Award been currently payable; and (iii) adjust the terms of an Award of Restricted Stock in a manner determined by the Board or cause the Award to be assumed, or new rights substituted therefor, by another entity.
(d) Time of Granting Awards. The date of grant of an Award under this Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Award. Notice of the determination shall be given to each Employee or Director to whom an Award is so granted within a reasonable time after the date of such grant.
(e) Modification of Awards. At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification, extension or renewal shall confer on the holder of said Award any right or benefit which could not be conferred on him or her by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Option.
11. Amendment and Termination of Plan.
(a) Amendment and Termination. The Board may terminate or amend this Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following amendments shall require approval of the shareholders of the Company:
(i) any change in the Overall Share Limit, other than in connection with an adjustment under Section 10(b);
(ii) any material modification in the designation of the class of persons eligible to be granted Awards;
(iii) any change in the minimum Option price under Section 8(b), other than pursuant to Section 10, or any extension of the period within which Options may be exercised;

(iv) removal of the administration of this Plan from the Committee; or
(v) any material increase in the benefits accruing to participants under this Plan.
(b) Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.
12. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to an Award unless the exercise or grant of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with any applicable provisions of law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
Inability of the Company to obtain any ruling, decision, order, registration or approval from any regulatory body or authority deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.
As a condition to the receipt of Shares pursuant to an Award, the Company may require the person receiving such Shares to provide at the time of any such receipt such representations and warranties as the Company shall deem necessary to assure compliance with applicable laws, rules, regulations and interpretations, including representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representations and warranties necessary or advisable to assure the availability of any exemption from the registration requirements of federal or state laws.
13. Reservation of Shares. The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of this Plan.
14. General Provisions.
(a) Whenever the Company proposes or is required to issue or transfer Shares under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.
The obligations of the Company under this Plan shall be conditional on the payment of such withholding amount, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amount from any obligations otherwise due from any of them to the Participant.
(b) This Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.